Exhibit 23.2      Consent of Independent Auditors



     [Letterhead of WEINBERG & COMPANY, P.A. Certified Public Accountants]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated May 13, 2003, relating to the consolidated financial statements of Cyberads, Inc. appearing in the Cyberads, Inc. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on May 16, 2003.




                                                  /s/WEINBERG & COMPANY, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
September 26, 2003


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